Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 28, 2023, which includes an explanatory paragraph regarding Vistagen Therapeutics, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of Vistagen Therapeutics, Inc. as of and for the years ended March 31, 2023 and 2022, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

February 13, 2024